Exhibit 99.(h)(1)(d)

SCHEDULE D
TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
 BETWEEN VCM, THE VICTORY PORTFOLIOS AND
THE VICTORY VARIABLE INSURANCE FUNDS

TRUSTS AND FUNDS

The Victory Portfolios

1.              Balanced Fund, Classes A, C, I and R Shares

2.              Core Bond Fund, Classes A and I Shares

3.              Diversified Stock Fund, Classes A, C, I, R and Y Shares

4.              Dividend Growth Fund, Classes A, C, I, R and Y Shares

5.              Established Value Fund, Classes A, I, R and Y Shares

6.              Fund for Income, Classes A, C, I, R and Y Shares

7.              Global Equity Fund, Classes A, C, I and R Shares

8.              International Fund, Classes A, C, I, R and Y Shares

9.              International Select Fund, Classes A, C, I, R and Y Shares

10.       Investment Grade Convertible Fund, Classes A and I Shares

11.       Large Cap Growth Fund, Classes A, C, I, R and Y Shares

12.       National Municipal Bond Fund, Classes A and Y Shares

13.       Ohio Municipal Bond Fund, Class A Shares

14.       Small Company Opportunity Fund, Classes A, I, R and Y Shares

15.       Special Value Fund, Classes A, C, I, R and Y Shares

16.       Stock Index Fund, Classes A and R Shares

The Victory Variable Insurance Funds

1.              Diversified Stock Fund

As of March 1, 2013